Exhibit 99

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE

Contacts
	INVESTORS	Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

Unum Group Announces $350 Million Accelerated

Share Repurchase

CHATTANOOGA, Tenn. (January 31, 2008) – Unum Group (NYSE: UNM) announced today that it repurchased approximately $350 million of its outstanding common stock from Morgan Stanley using an accelerated share repurchase agreement. The repurchase follows the previously announced authorization by Unum’s board of directors to repurchase up to $700 million of the company’s stock and is a component of Unum’s overall capital management strategy, as outlined in October 2007.

‘We are continuing to implement the capital management strategy we announced in October and we believe that by accelerating our previously announced share repurchase program, we are creating even greater value for our shareholders,” remarked Thomas R. Watjen, president and chief executive officer of Unum Group.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Under the terms of the repurchase agreement with Morgan Stanley, Unum Group may receive, or be required to pay, a price adjustment based on the volume weighted average price of Unum Group common stock during the term of the agreement. Any price adjustment payable to Unum Group will be settled in shares of its common stock. Any price adjustment payable to Morgan Stanley will be settled in either cash or common stock. Unum Group expects the price adjustment to settle on or before the completion of the agreement in May 2008.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.	2

Company’s reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of the Company’s insurance company subsidiaries to pay dividends or extend credit to the Company and certain of its intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see the Company’s filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.	3